THE SECURITIES ISSUED PURSUANT TO OR REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED AND QUALIFIED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.  ANY TRANSFER OF SUCH SECURITIES IS SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS SET FORTH HEREIN.

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

FLORIDA ASSET RESOLUTION GROUP, LLC

_____________________

Dated as of July 31, 2012

TABLE OF CONTENTS

ARTICLE I            DEFINED TERMS            2

1.1Definitions            2

ARTICLE II.........................................................................................................................................................FORMATION AND TERM            7

2.1Formation; Continuation            7

2.2Name            7

2.3Term            7

2.4Registered Agent and Office            7

2.5Purpose            8

2.6Limited Liability Company Agreement            8

ARTICLE III........................................CAPITAL CONTRIBUTIONS, UNITS, CAPITAL ACCOUNTS AND ADVANCES            8

3.1Capital Contributions            8

3.2Units; Classification of Units            8

3.3No Withdrawals of Capital Contributions            8

3.4No Interest on Capital Contributions            8

3.5No Obligation to Lend Money            9

3.6Capital Accounts            9

ARTICLE IV...............................................................................................................................BOARD OF MANAGERS; MEMBERS            10

4.1The Board of Managers            10

4.2Powers of Board            10

4.3Officers            10

4.4Resignation            10

4.5Removal of a Member of the Board            10

4.6Vacancy            10

4.7Meetings; Quorum            10

4.8Action of the Board; Written Consent            11

4.9Powers of Members            11

4.10Partition            11

4.11Outside Activities of the Members            11

4.12Representations, Warranties and Agreements of the Members            11

ARTICLE V..............................................................................................................................................................................ALLOCATIONS            12

5.1Profits and Losses            12

5.2Special Allocations            13

5.3Curative Allocations            14

5.4Allocation Rules            15

5.5Tax Allocations; Section 704(c) of the Code            15

5.6Loss Limitation            15

ARTICLE VI........................................................................................................................................................................DISTRIBUTIONS            16

6.1Distributions            16

6.2Distribution Rules            16

6.3Special Surrender of Units            17

ARTICLE VII....................................................................................................................MANAGEMENT OF PORTFOLIO ASSETS            17

7.1Appointment of Asset Servicers            17

7.2Asset Servicing            18

7.3Right of First Refusal            18

7.4Right of Purchase            19

7.5Liquidation of Portfolio Assets            19

ARTICLE VIII.....................................................................................................................................................BOOKS AND RECORDS            19

8.1Accounting, Books and Records            19

8.2Purchaser Member to Maintain Records            19

8.3Reports            20

8.4Tax Returns            20

8.5Title to Property            20

ARTICLE IX..............................................................................................................................................................................TAX MATTERS            20

9.1Tax Matters Partner            20

9.2Right to Make Section 754 Election            21

9.3No Election to be Taxed as Association            21

ARTICLE X...............................................................................................LIABILITY, EXCULPATION AND INDEMNIFICATION            21

10.1Liability            21

10.2Exculpation            21

10.3Fiduciary Duty            22

10.4Indemnification by the Company            22

10.5Advancement of Expenses            22

10.6Indemnification Agreements            22

10.7Savings Clause            23

ARTICLE XI.....................................................................................................TRANSFER OF UNITS; ADDITIONAL MEMBERS            23

11.1Transfer of Units            23

11.2Validity of Transfer by Company            23

11.3Indemnification            23

11.4Effective Date of Assignment            23

11.5Additional Members            23

11.6Transferee Bound by Agreement            24

11.7No Right of Redemption            24

ARTICLE XII..............................................................................................DISSOLUTION, LIQUIDATION AND TERMINATION            24

12.1No Dissolution            24

12.2Events Causing Dissolution            24

12.3Liquidation            25

12.4Distribution in Kind            25

12.5Termination            25

12.6Claims of the Members            25

ARTICLE XIII...................................................................................................................................................................MISCELLANEOUS            25

13.1Notices            25

13.2Failure to Pursue Remedies            25

13.3Cumulative Remedies            26

13.4Binding Effect            26

13.5Interpretation            26

13.6Severability            26

13.7Counterparts            26

13.8Integration; Conflict            26

13.9Governing Law            26

13.10Waiver of Jury Trial            27

13.11Amendments            27

13.12Further Assurances            27

13.13Headings            27

INDEX OF DEFINED TERMS

Section

..........................................................................................................................................................................Acceptance Notice            7.3(c)

Additional Member.........................................................................................................................................................................................1.1

Adjusted Capital Account Deficit...........................................................................................................................................................1.1

Affiliate...1.1

Agreement...1.1

Applicable Level...................................................................................................................................................Annex 3 paragraph (10)

BankAtlantic..........................................................................................................................................................................................Recitals

Board...4.1

Capital Account..............................................................................................................................................................................................1.1

Capital Contribution......................................................................................................................................................................................1.1

Certificate...1.1

Class A Unit....................................................................................................................................................................................................1.1

Class R Unit....................................................................................................................................................................................................1.1

Code...1.1

Company.............................................................................................................................................................................................Preamble

Company Expenses....................................................................................................................................................................................1.1

Company Minimum Gain...........................................................................................................................................................................1.1

control...1.1

Covered Person.............................................................................................................................................................................................1.1

Delaware Act.........................................................................................................................................................................................Recitals

Depreciation.....................................................................................................................................................................................................1.1

Discountable Assets...................................................................................................................................Annex 3 paragraph (6)(i)(1)

Effective Date..................................................................................................................................................................................Preamble

Excess Loss....................................................................................................................................................................................................5.6

Existing Agreement............................................................................................................................................................................Recitals

Fiscal Quarter.................................................................................................................................................................................................1.1

Fiscal Year.......................................................................................................................................................................................................1.1

GAAP...1.1

Gross Asset Value........................................................................................................................................................................................1.1

Issuance Items.........................................................................................................................................................................................5.2(h)

LIBOR...1.1

Liquidation Trigger Event.................................................................................................................................Annex 3 paragraph (10)

Losses...1.1

Member...1.1

Member Nonrecourse Debt.......................................................................................................................................................................1.1

Member Nonrecourse Debt Minimum Gain........................................................................................................................................1.1

Member Nonrecourse Deductions.........................................................................................................................................................1.1

Nonrecourse Deductions...........................................................................................................................................................................1.1

Nonrecourse Liabilities................................................................................................................................................................................1.1

Offer Period...............................................................................................................................................................................................7.3(c)

Offer Price..................................................................................................................................................................................................7.3(b)

Offered Schedule I Assets.................................................................................................................................................................7.3(b)

2

DEFINED TERMS
(continued)

Section

Officer...4.3

Percentage Interest......................................................................................................................................................................................1.1

Person...1.1

Portfolio Assets.............................................................................................................................................................................................1.1

Preference Amount.................................................................................................................................................................................6.2(c)

Priority Distribution.................................................................................................................................................................................6.2(b)

Priority Rate...............................................................................................................................................................................................6.2(b)

Profits...1.1

Purchaser Member...........................................................................................................................................................................Preamble

Regulatory Allocations................................................................................................................................................................................5.3

Related Schedule I Asset..........................................................................................................................................................................1.1

Schedule I Assets.........................................................................................................................................................................................1.1

Schedule II Assets.......................................................................................................................................................................................1.1

Seller Member....................................................................................................................................................................................Preamble

Servicers...7.1

Tax Matters Partner......................................................................................................................................................................................9.1

Threshold Agreed Value..............................................................................................................................................................................1.1

Threshold Amount..............................................................................................................................................Annex 3 paragraph (6)(i)

Threshold Net Asset Value.......................................................................................................................................................................1.1

Transfer...11.1

Transfer Notice.........................................................................................................................................................................................7.3(b)

Treasury Regulations..................................................................................................................................................................................1.1

Units...3.2

3

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF
FLORIDA ASSET RESOLUTION GROUP, LLC

This Amended and Restated Limited Liability Company Agreement of Florida Asset Resolution Group, LLC, a Delaware limited liability company (the “Company”) dated and effective as of July 31, 2012 (the “Effective Date”), is adopted, executed and agreed to, for good and valuable consideration, by BB&T corporation, a North Carolina Corporation (the “Purchaser Member”), and BankAtlantic Bancorp, Inc., a Florida corporation (the “Seller Member”).

WHEREAS, BankAtlantic, a wholly owned subsidiary of the Seller Member (“BankAtlantic”), formed the Company as a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (the “Delaware Act”), by the filing of a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware on April 13, 2012;

WHEREAS, BankAtlantic entered into a limited liability company agreement of the Company on April 13, 2012 (the  “Existing Agreement”);

WHEREAS, prior to the Effective Date, BankAtlantic distributed its membership interest in the Company to the Seller Member;

WHEREAS, on the Effective Date the Company had 350,000,000 Units outstanding, consisting of 300,000,000 Class A Units and 50,000,000 Class R Units, which Units are owned by the Members as set forth on Annex 1;

WHEREAS, the Seller Member has assigned and transferred 95% of the Class A Units to the Purchaser Member;

WHEREAS, on the Effective Date the Seller Member has delivered a guaranty  (in the form attached as Exhibit A) to the Purchaser Member guarantying the payment of certain distributions on Class A Units held by the Purchaser Member; and

WHEREAS, the Members desire to amend and restate the Existing Agreement to provide for certain agreements concerning interests in the Company and the operation of the business of the Company and desire that this Agreement shall constitute the Company’s limited liability company agreement within the meaning of the Delaware Act.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby amend and restate the Existing Agreement in its entirety and agree as follows:

DEFINED TERMS

Definitions

.  Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

“Additional Member” means, after the Effective Date, each Person who, upon compliance with the requirements of Section 11.5, is admitted as a Member of the Company in accordance with the terms and subject to the conditions of this Agreement.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

Credit to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to the penultimate sentences in Treasury Regulations §§ 1.704-2(g)(1) and 1.704-2(i)(5); and

Debit to such Capital Account the items described in Treasury Regulations §§ 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations § 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person.  As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Amended and Restated Limited Liability Company Agreement, as amended, modified, supplemented or restated from time to time.

“Capital Account” means, with respect to any Member, the account maintained for such Member in accordance with the provisions of Section 3.6.

“Capital Contribution” means, with respect to any Member, the aggregate amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company pursuant to Section 3.1 with respect to the Units held by such Member.

“Certificate” means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

“Class A Unit” means a Unit having the rights and obligations specified with respect to Class A Units in this Agreement.

“Class R Unit” means a Unit having the rights and obligations specified with respect to Class R Units in this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Expenses” means all expenses incurred by the Company, including (a) costs and expenses of any Servicer other than the Seller Member, (b) the Seller Member’s and its Affiliates’ reasonable and customary third party collection, foreclosure, selling and collateral protection costs incurred as the Servicer of the Schedule II Assets, (c) the Purchaser Member’s and its Affiliates’ reasonable and customary third party costs and expenses incurred in connection with providing accounting services to the Company, (d) Seller Member’s third party costs incurred in connection with insurance coverage for the Portfolio Assets, (e) repayment of any borrowings from the Members in accordance with Section 3.5 and (f) to the extent requested by the Purchaser Member as a result of the Seller Member’s or its Affiliates’ failure to make payment under Section 7.1(e) of the Stock Purchase Agreement dated as of November 1, 2011 by and among the Purchaser Member and the Seller Member,  as amended,  any legal fees arising out of the case entitled In re BankAtlantic Bancorp, Inc. Litigation, Consol. C.A. No. 7068-VCL (Delaware Chancery Court) or any related litigation advanced or paid by the Purchaser Member or its Affiliates (other than the Purchaser Member’s and its Affiliates’ own legal fees prior to the Effective Date) before, on or after the Effective Date and which have not otherwise been repaid by the Seller Member and its Affiliates to the Purchaser Member and its Affiliates (it being understood that BankAtlantic shall be deemed an Affiliate of the Seller Member at all times prior to the issuance of Class A Units to the Purchaser Member and thereafter shall be deemed an Affiliate of the Purchaser Member).  For the avoidance of doubt, Priority Distributions shall not be Company Expenses.

“Company Minimum Gain” has the same meaning as the term “partnership minimum gain” in Treasury Regulations §§ 1.704‑2(b)(2) and 1.704‑2(d).

“Covered Person” means any Person who is or was formerly a member of the Board, Member, principal, partner, Officer or employee of the Company, or any of their respective Affiliates, or any officer, director, shareholder, partner, member, employee, representative or agent of a member of the Board, Member, Officer or employee of the Company or their respective Affiliates.

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other period; provided,  however, that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction with respect to such asset for such Fiscal Year or other period bears to such beginning adjusted tax basis; and provided,  further, that if the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board.

“Fiscal Quarter” means the three-month period beginning on the first day of the Company’s Fiscal Year, and each subsequent three-month period within the Company’s Fiscal Year;  provided,  however, that the Company’s first Fiscal Quarter will commence on the date of the Company’s formation and end on the first March 31, June 30, September 30 or December 31 to occur thereafter.

“Fiscal Year” means the calendar year; provided,  however, that the Company’s first Fiscal Year will commence on the date of the Company’s formation and end on December 31, 2012.

“GAAP” shall mean United States generally accepted accounting principles.

“Gross Asset Value” means, with respect to any asset, such asset’s adjusted basis for federal income tax purposes, except as follows:

the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Board;

the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values (taking § 7701(g) of the Code into account), as determined by the Board, as of the following times:  (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for all or part of such Member’s interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulations § 1.704-1(b)(2)(ii)(g) and (iv) in connection with the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a member capacity in anticipation of being a Member;  provided,  however, that adjustments pursuant to clause (i), (ii) and (iv) of this sentence shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members;

the Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution, as determined by the Board; and

The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to § 734(b) or § 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to (i) Treasury Regulations § 1.704‑1(b)(2)(iv)(m) and (ii) subparagraph (d) of the definition of “Profits” and “Losses” or Section 5.2(c) hereof, provided,  however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (a), (b) or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“LIBOR” means the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page as the three-month London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) two business days prior to the date of payment; provided,  however, if more than one rate is specified on Reuters Screen LIBOR01 Page, the applicable rate shall be the arithmetic mean of all such rates.

“Member” means the Purchaser Member, the Seller Member and any Person hereafter admitted to the Company as a Member in accordance with the Agreement and the Delaware Act.  The Members shall constitute the “members” (as that term is defined in the Delaware Act) of the Company.

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Treasury Regulations § 1.704‑2(b)(4).

“Member Nonrecourse Debt Minimum Gain”  means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations § 1.704‑2(i)(3).

“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Treasury Regulations §§ 1.704‑2(i)(1) and 1.704‑2(i)(2).

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations §§ 1.704‑2(b)(1) and 1.704‑2(c).

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations § 1.704‑2(b)(3).

“Percentage Interest” means, with respect to any Member at any time of determination, the percentage represented by the product of (a) the number of Units owned by such Member at such time divided by the total number of Units owned by all Members at such time and (b) 100, rounded to the nearest ten thousandth of a percent.

“Person” includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

“Portfolio Assets” means the assets (other than cash) contributed to the Company on or prior to the Effective Date (including the Schedule I Assets and the Schedule II Assets) and any non-cash assets received in exchange therefor.

“Profits” and “Losses” means, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with § 703(a) of the Code (but including taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to § 703(a)(1) of the Code), with the following adjustments:

(a)	any income of the Company exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

any expenditures of the Company described in § 705(a)(2)(B) of the Code (or treated as expenditures described in § 705(a)(2)(B) of the Code pursuant to Treasury Regulations § 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

in the event the Gross Asset Value of any Company asset is adjusted in accordance with paragraph (b) or paragraph (c) of the definition of “Gross Asset Value” above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of “Depreciation” above;

To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to § 734(b) of the Code is required, pursuant to Treasury Regulations § 1.704‑1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 5.2 or Section 5.3 hereof shall not be taken into account in computing Profits or Losses.

The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 5.2 and 5.3 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

“Related Schedule I Asset” shall have the meaning set forth in the definition of the Schedule II Assets, below; provided,  however, that Related Schedule I Assets shall be deemed Schedule I Assets for all purposes under this Agreement.

“Schedule I Assets” means the assets listed on Schedule I.

“Schedule II Assets” means the assets listed on Schedule II; provided,  however, that any asset listed on Schedule II that involves a common obligor or guarantor, or is secured in whole or in part by the same collateral, as an asset listed on Schedule I, or is otherwise determined by the Board to be related to an asset listed on Schedule I, shall be deemed to be a “Related Schedule I Asset.”

“Threshold Agreed Value” means the amount set forth on Schedule II in respect of each Related Schedule I Asset.

“Threshold Net Asset Value” means, for any Schedule I Asset and any Schedule II Asset, the amount set forth on Schedule I and Schedule II as the “Threshold Net Asset Value.”

“Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

FORMATION AND TERM

Formation; Continuation

.  The Company has been formed by the filing of the Certificate and is being continued as a limited liability company under and pursuant to the provisions of the Delaware Act.  The rights, duties and liabilities of the Members shall be as provided in the Delaware Act, except as otherwise provided herein.  The name and mailing address of, and number of Units owned by, each Member as of the Effective Date is listed on Annex 1 and a list of the names and mailing addresses of, and number of Units owned by, each of the Members shall be maintained in the permanent records of the Company, and shall be updated from time to time as necessary to accurately reflect the correct information.  Any amendment or revision to such information made in accordance with this Agreement shall not be deemed an amendment to this Agreement.  Any reference in this Agreement to such information shall be deemed to be a reference to such information as amended and in effect from time to time.

Name

.  The name of the Company is Florida Asset Resolution Group, LLC.  The business of the Company shall be conducted under that name or may be conducted, upon compliance with all applicable laws, under any other name as may be determined by the Board.

Term

.  The term of the Company commenced on the date the Certificate was filed in the office of the Secretary of State of the State of Delaware, and shall continue indefinitely, unless the Company is dissolved in accordance with the provisions of this Agreement.

Registered Agent and Office

.  The Company’s registered agent and office in Delaware shall be The Corporation Trust Company, Corporation Trust Center,  1209 Orange Street,  Wilmington,  Delaware 19801.  At any time, the Board may designate another registered agent and/or registered office.

Purpose

.  The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

Limited Liability Company Agreement

.  Each Member, by executing this Agreement, hereby agrees to the terms and conditions of this Agreement, as they may from time to time be amended in accordance with the terms of this Agreement.  To the extent any provision of this Agreement is prohibited or ineffective under the Delaware Act, this Agreement shall be deemed to be amended to the least extent necessary in order to make this Agreement effective under the Delaware Act.  In the event the Delaware Act is subsequently amended or interpreted in such a way to validate any provision of this Agreement that was formerly invalid, such provision shall be considered to be valid from the effective date of such amendment or interpretation.

CAPITAL CONTRIBUTIONS, UNITS,
CAPITAL ACCOUNTS AND ADVANCES

Capital Contributions

.  The Board shall keep an account of the ownership of Units, Percentage Interests and all Capital Contributions of the Members, including any Additional Member.  No Member shall be required to restore a deficit balance in its Capital Account or to make any additional Capital Contribution to the Company.  In the event any additional Capital Contributions are made, the Board shall cause the permanent records of the Company to be updated to accurately reflect such information.  As of the Effective Date, the initial Capital Contributions of each Member shall be as set forth on Annex 1-1.

Units; Classification of Units

.  A Member’s interests in the Company shall be represented by units (“Units”).  The Units may be uncertificated or may be represented by certificates, as the Board shall determine in its sole discretion.  The Company may issue fractional Units.  A Member has no interest in specific Company property.  Each Unit shall be classified as a Class A or a Class R Unit, but a Unit may only be classified in one of the foregoing classes.

No Withdrawals of Capital Contributions

.  Except as otherwise provided in this Agreement, no Member shall, without the prior written consent of the Board, (a) have the right to withdraw any capital or (b) have the right to receive property other than cash in payment of distributions in redemption of such Member’s Capital Account.

No Interest on Capital Contributions

.  No Member shall receive any interest with respect to its Capital Contributions or its Capital Account.

No Obligation to Lend Money

.  No Member shall be obligated to lend or advance money to the Company for any purpose;  provided,  however, that if so determined by the Board, the Company may require the Members to advance funds (which advances will bear interest at the Priority Rate) to the Company pro rata according to their holdings of Class A Units in order to maintain an appropriate level of working capital necessary to conduct the operations of the Company.  If any Member shall advance any funds to the Company in excess of its Capital Contributions, the amount of such advance shall neither increase its Capital Account nor entitle it to any increase in its share of the distributions of the Company.  The amount of any such advance shall be a debt obligation of the Company to such Member and shall be repaid to it by the Company with interest at a rate and upon such other terms and conditions as shall be mutually determined by such Member and the Board.

Capital Accounts

.

An individual Capital Account shall be established and maintained for each Member.  The Capital Account of each Member shall be maintained in accordance with the following provisions:

to such Member’s Capital Account there shall be credited (x) such Member’s Capital Contributions, (y) such Member’s distributive share of Profits and any items in the nature of income or gain that are specially allocated pursuant to Section 5.2 or Section 5.3 hereof and (z) the amount of any Company liabilities that are assumed by such Member or that are secured by any Company assets distributed to such Member;

to such Member’s Capital Account there shall be debited (x) the amount of cash and the Gross Asset Value of any Company assets distributed to such Member pursuant to any provision of this Agreement, (y) such Member’s distributive share of Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 5.2 or Section 5.3 hereof and (z) the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company; and

in determining the amount of any liability for purposes of this Section 3.6(a), there shall be taken into account § 752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations.

Upon any transfer of a Member’s Units as may be permitted under this Agreement, the transferee of such Units shall succeed to the Capital Account of the transferor Member (or, in the event of a partial transfer, a proportionate share thereof) upon admission of the transferee as a Member.

                        The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations § 1.704‑1(b), and shall be interpreted and applied in a manner consistent therewith.

BOARD OF MANAGERS; MEMBERS

The Board of Managers

.  The management of the business and affairs of the Company shall be vested exclusively in the Board of Members (the “Board”), and the Board may make all decisions and take all actions for the Company which in its sole judgment are necessary or appropriate to carry out the Company’s purposes.  The Board shall consist of four members, two of whom shall be designated by the Purchaser Member and two of whom shall be designated by the Seller Member.

Powers of Board

.  All decisions with respect to the operation and management of the Company shall be made by the Board, and the Board shall have the full, exclusive and complete discretion to direct, manage and control the business and affairs of the Company.

Officers

.  The Board may appoint Persons to such offices and to hold such titles as it determines necessary or appropriate (each an “Officer”).  Persons who are members of the Board may be Officers.  All Officers of the Company shall have such powers and duties as may be determined by the Board in connection with their designations; provided,  however, that all Officers shall report to the Board.  Subject to any rights which may be granted pursuant to contract, Officers may be removed at any time, with or without cause, by the Board.

Resignation

.  Any member of the Board may resign by delivering his or her written resignation to the Company at the Company’s principal office addressed to the Board, which shall be effective upon the Board’s receipt of such resignation.

Removal of a Member of the Board

.  The removal from the Board (with or without cause) of any member designated by the Purchaser Member may be effected by the Purchaser Member, and the removal from the Board (with or without cause) of any member designated by the Seller Member may be effected by the Seller Member.

Vacancy

.  A vacancy in any Board position designated by the Purchaser Member shall be filled by the Purchaser Member, and a vacancy in any Board position designated by the Seller Member shall be filled by the Seller Member.

Meetings; Quorum

.  Unless such notice is waived by all members of the Board (which waiver shall be deemed given by any member of the Board who participates in the applicable meeting), written notice (including, without limitation, via email) to each member of the Board must be given in connection with any Board meeting at least two business days prior to such meeting.  Any member of the Board may participate in any meeting through telephonic or similar communications equipment means of which all Persons participating in the meeting can hear one another, and such participation shall constitute presence in person at such meeting.  A special meeting of the Board may be called at any time in accordance with this Section 4.7 at the request of any two or more members of the Board.  Regular meetings of the Board will be held as determined by the Board, but not less frequently than quarterly.  At any meeting of the Board, a majority of the members of the Board including at least one member of the Board appointed by the Purchaser Member and at least one member of the Board appointed by the Seller Member, whether present in person or by phone, shall constitute a quorum for the transaction of any business which may be taken at such a meeting.

Action of the Board; Written Consent

.  Any action to be taken by the Board shall require the affirmative vote of at least three members of the Board, including at least one member of the Board appointed by the Purchaser Member and at least one member of the Board appointed by the Seller Member.  On any matter that is to be voted on by the Board, the members of the Board may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the members of the Board.

Powers of Members

.  Except as specifically provided herein, as may be required by non-waivable provisions of the Delaware Act or otherwise determined by the Board, the Members, in their capacities as such, shall have no right to control, manage or otherwise be involved in the business and affairs of the Company, shall have no right to vote on any matters relating to the Company and, to the maximum extent permitted by law, shall not be entitled to exercise or receive any of the rights, powers or benefits of a member in a limited liability company formed under the Delaware Act, other than the right to receive such distributions in accordance with this Agreement as may be authorized by the Board.  Subject to Section 13.11 and except as specifically provided herein, for any matter to be voted upon by the Members, the Members shall vote together as a single class with each Member being entitled to one vote irrespective of the number of Units held by such Member.

Partition

.  Each Member waives any and all rights that he may have to maintain an action for partition of the Company’s property.

Outside Activities of the Members

.  Except as otherwise agreed to in writing, the Members and their respective Affiliates may have other business interests and may engage in any other activities, whether or not such activities compete, directly or indirectly, with the Company, and shall not have any duty (fiduciary or otherwise) or obligation, if any, to refrain from (x) engaging in the same or similar activities or lines of business as the Company or any of its subsidiaries, (y) communicating with or doing business with any client, customer or vendor of the Company or any of its subsidiaries (including with respect to the Company and the Portfolio Assets) or (z) entering into and performing one or more agreements (or modifications or supplements to pre-existing agreements) with the Company or any of its subsidiaries, including, in the case of clause (x), (y) or (z) any such matters as may be corporate opportunities.  No Member shall incur any liability to the Company or to the other Member as a result of engaging in any other business or venture.

Representations, Warranties and Agreements of the Members

.  Each Member hereby represents and warrants (severally as to itself only) that:  (a) such Member (i) is an “accredited investor” (within the meaning of Rule 501(a) promulgated by the U.S. Securities and Exchange Commission) and (ii) by reason of its business and financial experience, and the business and financial experience of those retained by it to advise it with respect to its investment in the Units being purchased hereunder, it, together with such advisors, has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto; (b) such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time; (c) such Member is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof (except as contemplated by this Agreement); (d) such Member understands that the Units in the Company have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered under applicable securities laws or there is an available exemption therefrom and the provisions of this Agreement have been complied with; (e) the execution, delivery and performance of this Agreement do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound; and (f) this Agreement is valid, binding and enforceable against such Member in accordance with its terms, except as such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or general principles of equity or public policy.

ALLOCATIONS

Profits and Losses

.  Subject to the allocation rules of Sections 5.2,  5.3,  5.4 and 5.6,

Profits shall be allocated to the Members in the following order of priority:

First, to the Members pro rata until the amount of Profits allocated to each Member under this Section 5.1(a)(i) is equal to the aggregate amount distributed or distributable to each such Member under Section 6.2(a)(i);

Second, to the Members holding Class R Units, pro rata according to the number of Class R Units, until the amount of Profits allocated to such Members under this Section 5.1(a)(ii) is equal to the aggregate amount of Losses allocated to such Members under Section 5.1(b)(i) and not previously offset by allocations of Profits under this Section 5.1(a)(ii) (such allocations of Profits under this clause to be made in proportion to the Losses so allocated);

Third,  to the Members holding Class A Units, pro rata according to the number of Class A Units, until the amount of Profits allocated to such Members under this Section 5.1(a)(iii) is equal to the aggregate amount of Losses allocated to such Members under Section 5.1(b)(ii) and not previously offset by allocations of Profits under this Section 5.1(a)(iii) (such allocations of Profits under this clause to be made in proportion to the Losses so allocated); and

Fourth, to the Members holding Class R Units, pro rata according to the number of Class R Units, as of the first day of each Fiscal Year.

Losses shall be allocated to the Members in the following order of priority:

First,  to the Members holding Class R Units, pro rata according to the number of Class R Units, until the Capital Account balances attributable to the Class R Units shall have been reduced to zero;

Second,  to the Members holding Class A Units, pro rata according to the number of Class A Units, until the Capital Account balances attributable to the Class A Units shall have been reduced to zero; and

Third,  to the Members holding Class R Units, pro rata according to the number of Class R Units, as of the first day of each Fiscal Year.

Special Allocations

.

Minimum Gain Chargeback.  Except as otherwise provided in Treasury Regulations § 1.704‑2(f), notwithstanding any other provision of this Article V, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations § 1.704‑2(g).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Treasury Regulations §§ 1.704‑2(f)(6) and 1.704‑2(j)(2).  This Section 5.2(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations § 1.704‑2(f) and shall be interpreted and applied consistently therewith.

Member Minimum Gain Chargeback.  Except as otherwise provided in Treasury Regulations § 1.704‑2(i)(4), notwithstanding any other provision of this Article V, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations § 1.704‑2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt, determined in accordance with Treasury Regulations § 1.704‑2(i)(4).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Treasury Regulations §§ 1.704‑2(i)(4) and 1.704‑2(j)(2).  This Section 5.2(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations § 1.704‑2(i)(4) and shall be interpreted and applied consistently therewith.

Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations §§ 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 5.2(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.2(c) were not in the Agreement.

Gross Income Allocation.  In the event any Member has an Adjusted Capital Account Deficit at the end of any Fiscal Year, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.2(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article V have been made as if Section 5.2(a) and this Section 5.2(d) were not in the Agreement.

Nonrecourse Deductions.  Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members in proportion to their respective Percentage Interests.

Member Nonrecourse Deductions.  Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations § 1.704‑2(i)(1).

Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to § 734(b) or § 743(b) of the Code is required, pursuant to Treasury Regulations § 1.704-1(b)(2)(iv)(m)(2) or § 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Treasury Regulations § 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulations § 1.704-1(b)(2)(iv)(m)(4) applies.

Allocations Relating to Taxable Issuance of Units.  Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Member (the “Issuance Items”) shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

Curative Allocations

.  The allocations set forth in Section 5.2 (other than Section 5.2(h)) and Section 5.6 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations.  It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offsets either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.3.  Therefore, notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the Company shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 5.1 and 5.6.

Allocation Rules

.

For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Board using any method that is permissible under § 706 of the Code and the Treasury Regulations thereunder.

(b)

Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits and Losses for the Fiscal Year in question.

The Members are aware of the income tax consequences of the allocations made by this Article V and hereby agree to be bound by the provisions of this Article V in reporting their shares of Company income and loss for income tax purposes.

Tax Allocations; Section 704(c) of the Code

.

In accordance with § 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.1).

(c)

In the event the Gross Asset Value of any Company asset is adjusted pursuant to paragraph (ii) of the definition of “Gross Asset Value” contained in Section 1.1, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under § 704(c) of the Code and the Treasury Regulations thereunder.

Any elections or other decisions relating to allocations under this Section 5.5, including the selection of any allocation method permitted under Treasury Regulations § 1.704-3, shall be made by the Tax Matters Partner in any manner that reasonably reflects the purpose and intention of this Agreement.  Allocations pursuant to this Section 5.5 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

Loss Limitation

.  Losses allocated pursuant to Section 5.1 to a Member shall not exceed the maximum amount of Losses that can be allocated to such Member without causing such Member to have an Excess Loss.  For this purpose, “Excess Loss” means any Loss the allocation of which would cause such Member to have an Adjusted Capital Account Deficit (or increase the amount of such deficit) at the end of any Fiscal Year.  In the event some but not all of the Members would be allocated an Excess Loss as a consequence of an allocation of Losses pursuant to Section 5.1, the limitation set forth in this Section 5.6 shall be applied on a Member by Member basis and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member’s Capital Accounts so as to allocate the maximum permissible Losses to each Member under Treasury Regulations § 1.704‑1(b)(2)(ii)(d).

DISTRIBUTIONS; SPECIAL SURRENDER OF UNITS

Distributions

.  On the 15th day of the second month of each Fiscal Quarter (or, if such day is not a business day, on the immediately succeeding business day), the Company shall (and the Board shall cause the Company to), to the extent of funds of the Company that are legally available for distribution, distribute to the Members such amount as may be determined by the Board, which shall not be less than an amount equal to (x) all proceeds from the disposition of, returns and interest on, repayments of and other positive cash flows in respect of Portfolio Assets since the date of the Company’s formation minus (y) all Company Expenses incurred since the date of the Company’s formation minus (z) all amounts previously distributed under Article VI;  provided,  however, that the Board may withhold an amount that would otherwise be distributable with respect to any Fiscal Quarter if the Board reasonably determines in good faith that the Company will otherwise have insufficient cash to pay Company Expenses during a future period; provided,  further,  however, that any amounts so withheld shall be carried forward for future distribution to the Members to the extent not disbursed to pay Company Expenses.

Distribution Rules

.

Distributions to be made to the Members shall only be made (x) after the payment of Company Expenses then due to third parties and the Members and their respective Affiliates and (y) in the following order of priority:

First, to the Members with unpaid Priority Distributions, pro rata according to the amount of such unpaid Priority Distributions, until each Member has received an amount under this Section 6.2(a)(i) equal to such Member’s Priority Distribution;

Second, to the Members holding Class A Units, pro rata according to the number of Class A Units; provided,  however, that the aggregate amount distributed to Members under this Section 6.2(a)(ii) shall not exceed the aggregate initial Preference Amount of the Members; and

Third, to the Members holding Class R Units, pro rata according to the number of Class R Units.

“Priority Distribution” shall mean, with respect to any Member for any period commencing on or after the Effective Date, an amount equal to the product of (i) LIBOR plus 200 basis points per annum (the “Priority Rate”) and (ii) the sum of the average daily Preference Amount of each Member for such period and the amount of any unpaid Priority Distributions of such Member on the first day of such period.

“Preference Amount” shall initially mean (i) in respect of the Purchaser Member, $285,000,000 and (ii) in respect of the Seller Member, $15,000,000; provided,  however, that the Preference Amount of each Member shall be reduced (but not below zero) by the amount of any distributions received by such Member under Section 6.2(a)(ii).

All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Article VI for all purposes of this Agreement.  The Board is authorized to withhold from distributions or with respect to allocations to the Members and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, state or local law and shall allocate such amounts to those Members with respect to which such amounts were withheld.

Surrender of Class A Units

.  For each dollar of distributions made to a Member under Section 6.2(a)(ii), such Member shall immediately and automatically, and without any further action by the Company or any Member, surrender for no consideration one Class A Unit to the Company.  If a Member ceases to be an owner of any Units as a result of the application of this Section 6.3, such Member shall cease to be a Member, shall cause its designees serving on the Board to resign and shall have no further rights to any distributions from the Company, to appoint members of the Board or otherwise under this Agreement, except (a) to receive such reports as are required  by this Agreement with respect to the Fiscal Year in which the Purchaser Member surrenders its last remaining Units to the Company and (b) under the provisions of Article X.

MANAGEMENT OF PORTFOLIO ASSETS

Appointment of Asset Servicers

.  The Board shall have the authority to appoint asset servicers with respect to the Schedule I Assets and Schedule II Assets (collectively, the “Servicers”) to manage the Portfolio Assets that with respect to the Schedule I Assets shall, unless otherwise agreed by the Board, be selected from the list of servicers set forth on Annex 2 as eligible to service the types of assets set forth opposite such asset servicers’ names on Annex 2, and the number of Servicers shall be set forth on Annex 2.  As of the Effective Date, and subject to the terms of that certain Transition Services Agreement –  Portfolio Assets dated as of July 31, 2012, among Seller Member, the Company and Branch Banking and Trust Company, a North Carolina-chartered commercial bank  the Servicer of the Schedule I Assets shall be the Purchaser Member and the Servicer of the Schedule II Assets shall be the Seller Member.

Asset Servicing

.  The Company shall, and shall cause its agents (including the Servicers) to, use reasonable best efforts to maximize the net realizable value of the Portfolio Assets and the economic interests of the Company with a view, among other things, to ensure that the collections with respect to the Portfolio Assets result in the full recovery of the Preference Amount and Priority Distributions of the holders of the Class A Units and maximize the value of the Class R Units, and in any event to service the Portfolio Assets in accordance with the principles set forth on Annex 3.

Right of First Refusal

.

A Servicer shall be authorized to sell or dispose of Schedule I Assets only in accordance with Annex 3 and subject to this Section 7.3. Notwithstanding the foregoing, a Servicer shall be permitted to sell or dispose of Schedule I Assets without complying with the terms of this Section 7.3 where an individual sale or disposition relates to Schedule I Asset(s) having an aggregate then current Threshold Net Asset Value of less than $250,000.

A Servicer shall promptly advise the Company and the Seller Member of discussions with prospective purchasers with respect to any Portfolio Asset, and shall promptly, upon receipt of any purchase offer, send written notice (the “Transfer Notice”) to the Seller Member, which notice shall state (i) the name and address of the proposed transferee, (ii) the Schedule I Asset or Schedule I Assets to be sold (the “Offered Schedule I Assets”), (iii) the amount and form of the proposed consideration for the Offered Schedule I Assets and (iv) any other terms and conditions of the proposed transfer.  In the event the proposed consideration for the proposed transfer includes consideration other than cash, the Transfer Notice shall include a calculation of the fair market value of such consideration and an explanation of the basis for such calculation.  The total value of the consideration for the proposed transfer as stated in the Transfer Notice is referred to as the “Offer Price.”

Until 5:00 p.m. (eastern time) on the second business day after delivery of the Transfer Notice (the “Offer Period”), the Seller Member shall have the right, exercisable by delivery of an Acceptance Notice (as hereinafter defined), to elect to purchase all, but not less than all, of the Offered Schedule I Assets for cash at a purchase price that results in the same net proceeds to the Company as would have been received in a sale to the proposed transferee at the Offer Price and upon the other terms and conditions set forth in the Transfer Notice, including with respect to any required deposit and time for closing.  The right to purchase the Offered Schedule I Assets shall be exercisable by delivering written notice of exercise (an “Acceptance Notice”) within the Offer Period to the Servicer with a copy of the Acceptance Notice delivered contemporaneously to the Company and the Purchaser Member.  An Acceptance Notice shall be irrevocable and shall constitute a binding agreement by the Seller Member to purchase the Offered Schedule I Assets.  The failure of the Seller Member to deliver an Acceptance Notice within the Offer Period shall be deemed to be a waiver of such purchase right.

Unless the Seller Member elects to purchase the entire Offered Schedule I Assets as provided above, a Servicer may transfer the Offered Schedule I Assets to the proposed transferee identified in the Transfer Notice on the terms and conditions set forth in the Transfer Notice; provided,  however, that (1) the price for the sale of the Offered Schedule I Assets to the proposed transferee is a price not less than the Offer Price and the sale is otherwise on terms and conditions no less favorable to the Company than those set forth in the Transfer Notice and (2) the transfer is made within 90 days after the end of the Offer Period or such other time period as the Board and the Members may mutually agree.

If such a transfer of the Offered Schedule I Assets does not occur within the time period referred to in clause (2) of Section 7.3(d) for any reason, the restrictions provided for herein shall again become effective, and no transfer may be made by the Servicer thereafter without again making an offer to the Seller Member in accordance with this Section 7.3.

Right of Purchase

.  The Seller Member will have the right to purchase Schedule II Assets and certain other Portfolio Assets on the terms and subject to the conditions set forth in paragraph 7 of Annex 3.

Liquidation of Portfolio Assets

.  In the event that on the seventh anniversary of the Effective Date the Company continues to own any Portfolio Assets, the Company shall promptly begin to liquidate for cash consideration all or such portion of any remaining Portfolio Assets then held by the Company sufficient to produce proceeds that result in distributions that reduce the aggregated Preference Amount of the Members to zero, and the Company shall complete the liquidation of such Portfolio Assets owned by the Company within 180 days of the seventh anniversary of the Effective Date.  The Company shall, and shall cause its agents to, use reasonable best efforts to maximize the proceeds from the liquidation of the Portfolio Assets.  Notwithstanding the foregoing, if no Class A Units are outstanding on the seventh anniversary of the Effective Date, then this Section 7.5 shall no longer apply.

BOOKS AND RECORDS

Accounting, Books and Records

.  At all times during the continuance of the Company, the Company shall keep full and accurate books and records of all transactions of the Company.  For accounting and income tax purposes, the books shall be kept in accordance with the method of accounting selected by the Board, consistently applied.  The Company’s books and records shall at all times be maintained at the Company’s principal place of business or any other office designated by the Board, and the information required by Section 18-305 of the Delaware Act shall be available during reasonable business hours for inspection and examination by any Member and its duly authorized representative for any purpose reasonably related to such Member’s interest in the Company.

Purchaser Member to Maintain Records

.  The Company will delegate to the Purchaser Member or one of its Affiliates the responsibility to maintain the books and records of the Company in accordance with Section 8.1, to prepare reports in accordance with Section 8.3 and to prepare such information as is necessary for the Company to perform its obligations under Section 8.4.  The Purchaser Member and/or its Affiliates will provide such services without compensation but will be entitled to reimbursement by the Company for its reasonable and customary third party costs and expenses incurred in connection with providing accounting services to the Company.  The Members agree and acknowledge that (a) the Purchaser Member and/or its Affiliates will rely on, and compile the books and records of the Company from, reports produced by the Servicers, (b) such books and records shall not be maintained in accordance with GAAP and (c) the Purchaser Member will engage a third party to prepare the tax returns for the Company in accordance with Section 8.4.

Reports

.  The Company shall use commercially reasonable best efforts to cause to be delivered to the Members:  (a) unaudited financial statements for each completed Fiscal Year, promptly after such unaudited financial statements are available and in any event within 15 days of the end of such completed Fiscal Year; and (b) unaudited financial statements for each completed Fiscal Quarter, promptly after such unaudited financial statements are available and in any event within 15 days of the end of such completed Fiscal Quarter.  The

Company acknowledges and agrees that each of the Members has reporting obligations pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934, that each Member is responsible for its own accounting and reporting obligations under the Securities Act of 1933 and the Securities Exchange Act of 1934, and that the Company will cooperate with each Member and provide access and information as reasonably necessary to permit each Member to timely prepare its audited financial statements and to comply with its legal and regulatory obligations, including reporting obligations under the Securities Act of 1933 and the Securities Exchange Act of 1934.

Tax Returns

.  The Company shall prepare and file, or cause to be prepared and filed, all federal and any required state and local income or other tax returns for the Company for each Fiscal Year of the Company.  The Company shall use commercially reasonable best efforts to provide to the Members by June 1 (but in no event later than June 30) of each taxable year, an Internal Revenue Service Schedule K-1 for the prior taxable year.  Upon the written request of any Member, the Company shall provide any additional information reasonably necessary for the preparation of any federal, state, local and foreign income, franchise or other tax returns which may need to be filed by such Member.  In the event of an audit of the Company’s income tax returns, the Board shall participate in, and may retain, at the expense of the Company, accountants and/or other professionals to participate in, such audit and contest assertions by the auditing agent that may be adverse to the Members or the Company.

Title to Property

.  All property of the Company shall be held in the name of the Company (or a subsidiary of the Company) or in the names of one or more nominees designated by the Board.

TAX MATTERS

Tax Matters Partner

.  Until such time as the Board shall designate another Tax Matters Partner, the Purchaser Member shall be and is hereby designated as the “Tax Matters Partner” of the Company for purposes of § 6231(a)(7) of the Code and shall have the power to administer, on behalf of the Company, any administrative proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction or credit for federal income tax purposes, provided that the Tax Matters Partner shall provide promptly to the Members all notices and communications the Company or the Tax Matters Partner in its capacity as tax matters partner receives, and shall not settle any tax claim against the Company which binds either Member without the consent of such Member (not to be unreasonably withheld).  Each Member shall have the right to participate in administrative tax proceedings related to the determination of tax matters at the Company level.  The Tax Matters Partner shall take such action as may be reasonably necessary to constitute each Member a “notice partner” within the meaning of Section 6231(a)(8) of the Code.  In the event of the foregoing Member’s death, retirement, resignation, expulsion or bankruptcy, the “Tax Matters Partner” shall be such Person as the Board shall determine.

Right to Make Section 754 Election

.  The Company shall make an election in accordance with Section 754 of the Code, so as to adjust the basis of Company property in the case of a distribution of property within the meaning of Section 734 of the Code and in the case of a transfer of a Company interest within the meaning of Section 743 of the Code, and the Company shall not apply for permission from the Commissioner of the Internal Revenue Service to revoke such election without the prior written consent of each Member (not to be unreasonably withheld).  The Company shall cause an election under Section 754 of the Code to be in effect for each subsidiary treated as a partnership for U.S. federal income tax purposes owned directly or indirectly (other than through a corporation) by the Company as of the Effective Date, in each case for the taxable year that includes the Effective Date.  Each of the Members shall, upon request of the Tax Matters Partner, supply the information necessary to give effect to such an election.

No Election to be Taxed as Association

.  The Company shall be treated as a partnership for federal and state income tax purposes.  No Member shall cause the Company to elect to be treated as a corporation for federal or state income tax purposes, unless such election is approved in writing by all of the Members.

LIABILITY, EXCULPATION AND INDEMNIFICATION

Liability

.  Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally, whether under a judgment, decree or order of a court, or in any other manner, for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

Exculpation

.  No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person on behalf of the Company in satisfaction of the standards set forth in Section 10.3 and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, the Board or by an appropriate Officer or employee of the Company, except that a Covered Person shall be liable for any loss, damage or claim incurred by reason of such Covered Person’s bad faith, fraud or willful misconduct as determined by a court of competent jurisdiction upon entry of a final judgment.  A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits or Losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

Fiduciary Duty

.  Except as otherwise expressly provided in this Agreement, to the maximum extent permitted by applicable law, including Sections 1101(b) and (c) of the Delaware Act, no Covered Person shall owe any fiduciary or other duties to the Company or any subsidiary of the Company or to any other Member or its Affiliates.  Unless otherwise expressly specified herein, any determination or action to be made or taken by any member of the Board (or any other Covered Person) pursuant to this Agreement is to be so made or taken in such Person’s sole and absolute discretion.

Indemnification by the Company

.  To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission (including any act or omission constituting negligence) performed or omitted by such Covered Person on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by or pursuant to this Agreement, the Board or by an appropriate Officer or employee of the Company, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of bad faith, fraud or willful misconduct with respect to such acts or omissions as determined by a court of competent jurisdiction upon entry of a final judgment; provided,  however, that any indemnity under this Section 10.4 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.  For the avoidance of doubt, no indemnification shall be available under this Section 10.4 to any Member in respect of any action, proceeding, claim or investigation arising out of the transactions that gave rise to the formation of the Company or any proceeding brought by such Member’s Affiliates, stockholders or other stakeholders.

Advancement of Expenses

.  To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person who was, is or is threatened to be made a defendant or respondent in any claim, demand, action, suit or proceeding (but not in any such claim, demand, action, suit or proceeding where such Covered Person is suing, is being sued by or is otherwise adverse to the Company) by reason of such Covered Person’s status as a Covered Person shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding and without any determination as to the Covered Person’s ultimate entitlement to indemnification upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined  by a court of competent jurisdiction upon entry of a final judgment that the Covered Person is not entitled to be indemnified as authorized in Section 10.4.

Indemnification Agreements

.  The Company may enter into indemnity contracts with Covered Persons and such other Persons as the Board may determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 10.5 and containing such other procedures regarding indemnification as are appropriate.

Savings Clause            .  If this Article 10 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the indemnity obligations set forth in any applicable portion of this Article 10 that shall not have been invalidated shall apply to the fullest extent permitted by applicable law.

TRANSFER OF UNITS; ADDITIONAL MEMBERS

Transfer of Units

.  Other than as required by applicable law, no Member may, directly or indirectly, sell, gift, assign, distribute, pledge, hypothecate, convey, dispose of or otherwise voluntarily or involuntarily transfer or encumber in any way, whether by operation of law or otherwise or whether or not for value (or offer any of the foregoing) (“Transfer”) the whole or any part of its Units or other interests in the Company without the prior written consent of the other Members; provided, however, a Member may Transfer its Units or other interests in the Company in connection with a sale, merger or similar change of control transaction of the Member;  provided,  further,  however, that a Member will not unreasonably withhold its consent to a Transfer by the other Member to one of such other Member’s controlled subsidiaries.

Validity of Transfer by Company

.  Any attempt to Transfer any Units or other interests in the Company  in violation of Section 11.1 shall be null and void ab initio.  No purported assignee shall have any right to any Profits or Losses or distributions of the Company.  Neither the Company nor the nonassigning Members shall incur any liability as a result of refusing to make any such distributions to the assignee of any such invalid assignment.

Indemnification

.  In the case of an assignment or attempted assignment of an interest in the Company that has not received the consents required by Section 11.1, the parties engaging or attempting to engage in such assignment shall be personally liable (notwithstanding the provisions of Article X) to indemnify and hold harmless the Company and the other Members from all costs, liabilities and damages that any of such indemnified Persons may incur (including incremental tax liability and lawyers’ fees and expenses) as a result of such assignment or attempted assignment and efforts to enforce the indemnity granted hereby.

Effective Date of Assignment

.  Any valid assignment of a Member’s interest in the Company, or part thereof, pursuant to the provisions of Section 11.1 shall be effective as of the close of business on the last day of the calendar month in which the Board gives its written consent to such assignment, if required (or the last day of the calendar month in which such assignment occurs, if later).  The Company shall, from the effective date of such assignment, thereafter pay all further distributions on account of the Company interest (or part thereof) so assigned, to the assignee of such interest, or part thereof.  As between any Member and his assignee, Profits and Losses for the Fiscal Year of the Company in which such assignment occurs shall be apportioned for federal income tax purposes in accordance with any convention permitted under § 706(d) of the Code and selected by the Board.

Additional Members

.  The admission of any Person as Additional Member shall be conditioned upon such Person’s written acceptance and adoption of all the terms and provisions of this Agreement.  Additional Members shall not be entitled to any retroactive allocation of the Company’s income, gains, losses, deductions, credits or other items; provided,  however, that, subject to the restrictions of § 706(d) of the Code, Additional Members shall be entitled to their respective share of the Company’s income, gains, losses, deductions, credits and other items arising under contracts entered into before the effective date of the issuance of any Additional Members to the extent that such income, gains, losses, deductions, credits and other items arise after such effective date.  To the extent consistent with § 706(d) of the Code and Treasury Regulations promulgated thereunder, the Company’s books may be closed at the time Additional Members are admitted (as though the Company’s tax year had ended) or the Company may credit to the Additional Members’ allocations of the Company’s income, gains, losses, deductions, credits and items for that portion of the Company’s Fiscal Year after the effective date of the admission of the Additional Members.

Transferee Bound by Agreement

.  Any Person who acquires in any manner whatsoever any interest in the Company, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall, to the fullest extent permitted by law, be deemed by the acceptance of the benefit of the acquisition thereof to have agreed to be subject to and bound by all the obligations of this Agreement to or by which any predecessor in interest of such Person was subject or bound.

No Right of Redemption

.  No transferee of any interest in the Company shall have any right to have the value of its interest ascertained or to receive the value of such interest, or, in lieu thereof, profits attributable to any right in the Company, except as provided herein.

DISSOLUTION, LIQUIDATION AND TERMINATION

No Dissolution

.  The Company shall not be dissolved by the admission of Additional Members in accordance with the terms of this Agreement or by the death, retirement, resignation, expulsion or bankruptcy of one or more Members or the occurrence of any other event under the Delaware Act that terminates the continued membership of a Member in the Company unless such Member is the last remaining Member of the Company;  provided,  however, the Company will not be dissolved if one or more Additional Members are admitted into the Company within the time period and according to the other terms provided in the Delaware Act for continuing the Company in such an event.

Events Causing Dissolution

.  The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

the unanimous written consent of (i) the Board, (ii) the Purchaser Member and (iii) the Seller Member to dissolve the Company;

 the sale of all of the Company’s assets; or

the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act.

Liquidation

.  Upon dissolution of the Company, the Person or Persons (who may be a Member or Members) appointed by the Board (or by the Members in the absence of an appointment by the Board) to carry out the winding-up of the Company shall promptly notify the Members of such dissolution, and shall immediately commence to wind up the Company’s affairs; provided,  however, that such Person or Persons shall proceed diligently and as promptly as possible, but in an orderly and businesslike manner so as not to involve undue sacrifice, to (i) following the completion of winding up of the Company, cause the cancellation of the Certificate in accordance with the Delaware Act and (ii) liquidate the assets of the Company.  The Members shall continue to share Profits and Losses during liquidation in the same proportions, as specified in Article V, as before liquidation.  The proceeds of a liquidation of the Company, if any, shall be distributed in the following order and priority:

First, to creditors of the Company, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof);

Thereafter, pursuant to Section 6.2.

Distribution in Kind

.  Upon dissolution and liquidation of the Company, distributions of the Company’s property may be made in kind.  Any such distribution of property shall be made pro rata to each of the Members in accordance with Section 12.3.

Termination

.  The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Article XII, and the Certificate shall have been canceled in the manner required by the Delaware Act.

Claims of the Members

.  The Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members shall have no recourse against the Company or any other Member.

MISCELLANEOUS

Notices

.  All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:  (a) if given to the Company, at the Company’s principal executive offices at c/o BB&T Corporation, 200 West Second Street, Winston-Salem, North Carolina  27101 (or subsequent address of the Company’s principal executive offices); or (b) if given to any Member, at the address set forth on Annex 1 or as such Member may hereafter designate by written notice to the Company.  All such notices shall be deemed to have been given when received.

Failure to Pursue Remedies

.  The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of any original violation; and no waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of like or different nature.

Cumulative Remedies

.  The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive his right to use any or all other remedies.  Said rights are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

Binding Effect

.  This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company.

Interpretation

.  Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable.  All references herein to Articles, Sections and paragraphs shall refer to corresponding provisions of this Agreement.

Severability

.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

Counterparts

.  This Agreement may be executed in any number of counterparts (including counterparts delivered by facsimile or other electronic means) with the same effect as if all parties hereto had signed the same document.  All counterparts shall be construed together and shall constitute one instrument.

Integration; Conflict

.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Governing Law

.  This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws, without regard to principles of conflict of laws.  The Members agree that any suit, action or proceeding brought by any party to enforce any provision of, or based on any matter arising out of or in connection with this Agreement shall be brought exclusively in any federal or state court located in New York County in the State of New York.  Each Member submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding.  Each Member irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

WAIVER OF JURY TRIAL

.  EACH MEMBER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT.

Amendments

.  The terms and provisions of this Agreement may be modified or amended at any time and from time to time only with the prior written consent of all of the Members.

Further Assurances

.  Each Member agrees to execute, acknowledge, deliver, file, record and publish such further certificates, instruments, agreements and other documents and to take all such further action as may be required by law or deemed by the Board to be necessary or useful in furtherance of the Company’s purposes and the objectives and intentions underlying this Agreement and not inconsistent with the terms hereof.

Headings

.  The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

Florida Asset Resolution Group, LLC

By: /s/ Valerie C. Toalson
Name: Valerie C. Toalson
Title: Executive Vice President and Treasurer

BB&T CORPORATION

By: /s/ Daryl N. Bible
Name: Daryl N. Bible
Title: Senior Executive Vice President and Chief

         Financial Officer

BANKATLANTIC BANCORP, INC.

By: /s/ Valerie C. Toalson
Name: Valerie C. Toalson
Title: Executive Vice President and Chief Financial

         Officer